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                                                                   Exhibit 10.18

                             [Bank One Letterhead]




                                October 15, 2001




Technical Consumer Products, Inc.
300 Lena Drive
Aurora, Ohio  44202
Attn:  President

RE: CREDIT AND SECURITY AGREEMENT DATED AUGUST 10, 2001 (THE "CREDIT AGREEMENT") BETWEEN TECHNICAL CONSUMER PRODUCTS, INC. (THE "BORROWER") AND BANK ONE, MICHIGAN (THE "BANK")

Ladies and Gentlemen:

         By way of background, Sections 7.1(C) and 7.2 (D), (I) and (N), respectively, of the Credit Agreement prohibit the Borrower from, among other things, merging with any other Person (as this and other capitalized terms used herein and not defined herein are defined in the Credit Agreement), making certain payments to Affiliates, and changing the state of its formation. You have advised us that, on advice of counsel, you desire to merge (the "Merger") into Technical Consumer Products, Inc., which is your wholly owned Subsidiary incorporated under the laws of the State of Delaware (the "Delaware Subsidiary"), with the Delaware Subsidiary being the surviving corporation of the Merger. In connection with the Merger, you have indicated that, effective contemporaneously with the Merger (i) the charter and by-laws of the Delaware Subsidiary will be modified to be in the form of Exhibits A and B, respectively, hereto and (ii) the Delaware Subsidiary intends to commence to pay to the directors, and therefore Affiliates, of the Delaware Subsidiary directors' fees.

         Subject to the requirements set forth below in this letter, the Bank hereby consents to (i) the Merger, in connection with which the state of formation of the Borrower will change from Ohio to Delaware, and (ii) notwithstanding Section 7.2(I) of the Credit Agreement, the payment of fees to the directors of the Delaware Subsidiary, the award of equity incentives, including stock options and the reimbursement to such directors of travel and other out-of-pocket expenses incurred in attending meetings of the board of directors, so long as such cash fees to all directors taken together do not exceed $100,000 in the aggregate per fiscal year of the Delaware Subsidiary, excluding awards of equity incentives, such as stock options, to and excluding the reimbursement of travel and their related out-of-pocket expenses incurred in attending meetings of the board of directors.

         The foregoing consents are subject to the satisfaction of the following conditions precedent: (a) the Delaware Subsidiary shall have executed and delivered to the Bank a ratification and amendment


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Technical Consumer Products, Inc.
October 15, 2001
Page 2

agreement, in form and substance satisfactory to the Bank, confirming its assumption, by operation of law and as successor by merger to you, of the indebtedness and other obligations of the Borrower under, and amending certain provisions of, the Credit Agreement, the Revolving Note and the other Other Agreements and ratifying those agreements and documents, (b) the Delaware Subsidiary shall have delivered to the Bank a copy of its charter in the form of Exhibit A hereto, certified by the Secretary of State of Delaware, (c) the Delaware Subsidiary shall have delivered to the Bank a true and complete copy of its by-laws in the form of Exhibit B hereto, certified by the Secretary of the Delaware Subsidiary, (d) the Delaware Subsidiary shall have delivered to the Bank a true and complete copy of resolutions of the board of directors of the Delaware Subsidiary authorizing its execution and delivery of such ratification and assumption of the Credit Agreement, the Revolving Note and the other Other Agreements, which resolutions shall be certified by the Secretary of the Delaware Subsidiary, (e) the Delaware Subsidiary shall have delivered to the Bank the opinion of its counsel, Jones, Day, Reavis & Pogue, in the form of Exhibit C hereto, and (f) the Delaware Subsidiary shall have executed, delivered and, if appropriate caused to be filed for record, such financing statements and other documents, and shall have taken such other actions in connection with such ratification and assumption, as the Bank shall reasonably request.

         Robert Campbell is not now a director of the Borrower, and it is not expected that Robert Campbell will serve as a director of the Delaware Subsidiary. However, until recently Mr. Campbell was a director and, therefore, an Affiliate of the Borrower. While Mr. Campbell was a director of the Borrower, the Borrower made certain residual sales commission payments to him in respect of sales by the Borrower to customers introduced to the Borrower by Mr. Campbell. The Borrower has advised the Bank that such payments were made pursuant to an agreement between the Borrower and Mr. Campbell entered into in the ordinary course of the Borrower's business and before Mr. Campbell became a director of the Borrower. To the extent that such payments constitute an Event of Default (under Section 8.1(B) of the Credit Agreement, by reference to Section 7.2(I) thereof), the Bank hereby waives such Event of Default.

         In Section 6.1(G) of the Credit Agreement, as reformed and amended on September 10, 2001, the Borrower represented and warranted to the Bank that "100% of all outstanding shares of Stock of Borrower are owned by Yan, Matthew Lyon, James Coleman, Andrew Bobell [sic] and Benjamin Ammons." The Borrower has informed the Bank that the Borrower repurchased all of the shares of Stock owned by Mr. Bobel, and that Mr. Ammons does not own any Stock of the Borrower. By this letter, the Bank hereby waives any and all Events of Default under Section 8.1(C) of the Credit Agreement that may have occurred prior to this issuance of this letter by reference to the Borrower's breach of warranty contained in
Section 6.1(G) with respect to the repurchase of Mr. Bobel's shares of Stock or the fact that Mr. Ammons does not own any Stock of the Borrower. In addition, by this letter, the Borrower and the Bank shall be deemed to have reformed and amended the provisions of the Credit Agreement as of the date of this letter to exclude both Mr. Bobel and Mr. Ammons as holders of Stock of the Borrower.

         The Borrower has also informed the Bank that:


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Technical Consumer Products, Inc.
October 15, 2001
Page 3

                Andrzej Bobel is not now a shareholder of the Borrower, however, until September 30, 2001, Mr. Bobel owned 5% (10 shares) of the Borrower's outstanding common shares and, therefore, was an Affiliate of the Borrower. Effective as of September 30, 2001, the Borrower repurchased all 10 of its common shares owned by Mr. Bobel for an aggregate cash purchase price of $500. Additionally, the Borrower, Mr. Bobel and Mr. Bobel's company, Practical Innovations, Inc., have been parties to a number of related license agreements pursuant to which the Borrower was granted licenses to use Practical Innovation's electronic ballast technology in exchange for a license fee and royalty payments. During the period from August 10, 2001 until September 30, 2001 the Borrower's licensing arrangement with Mr. Bobel and Practical Innovations was governed by a license agreement that was entered into in May 2001 and that incorporated the terms of certain prior license agreements. Under the terms of the May 2001 agreement, the Borrower paid Practical Innovations an aggregate of $108,334 of royalties during the period from August 10, 2001 until September 30, 2001. Effective simultaneously with the repurchase of the Borrower's common shares owned by Mr. Bobel, the Borrower, Mr. Bobel and Practical Innovations entered into an amended and restated license agreement. Under the terms of this agreement, the Borrower agreed to, among other things, satisfy all of its obligations under the agreement by making a $2,160,000 non-refundable payment to Practical Innovations payable over four years and six months. The Borrower also agreed under this agreement to pay $200,000 to Practical Innovations on October 10, 2001 as consideration for releasing it and certain other parties, including Shanghai Zhenxin Electronic Engineering Co., Ltd. ("Shanghai Zhenxin") and Shanghai Jensing Electron Electrical Equipment Co., Ltd ("Shanghai Jensing," together with Shanghai Zhenxin, "Suppliers"), from any liabilities arising on or prior to September 30, 2001 under certain agreements that the Borrower and/or Suppliers are a party to with Mr. Bobel and/or Practical Innovations as well as in exchange for terminating certain agreements that the Borrower or Suppliers were a party to with Mr. Bobel and/or Practical Innovations.

To the extent that such payments constitute an Event of Default, (under Section 8.1(B) of the Credit Agreement, by reference to Section 7.2(I) thereof), the Bank hereby waives such Event of Default.

         Finally, the Borrower has also informed the Bank that:

               The Borrower purchases substantially all of its products from Suppliers, Affiliates of the Borrower. In addition, effective December 31, 1998, the Borrower refinanced $931,328 of its trade accounts payable to Suppliers outstanding at December 31, 1998 with a promissory note to Shanghai Zhenxin in the amount of $164,571 and a promissory note to Shanghai Jensing in the amount of $766,757. Both notes are due on January 9, 2009 and bear interest at 6% per annum. The interest due on these notes has been offset against certain fees that the Borrower charges to these companies for management and advisory services that the Borrower provided related to expansion, quality control, production,


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Technical Consumer Products, Inc.
October 15, 2001
Page 4

               component sourcing, accounting, freight and logistics. The Borrower has represented to the Bank that (i) such product purchases are in the ordinary course of the Borrower's business and that it intends to continue to purchase products from Suppliers and (ii) the providing of such services to Suppliers and the compensation received by the Borrower therefor (in the form of such offsets) is on a basis that is at least as fair to the Borrower as would be the case if the transactions between the Borrower and Supplier were arms-length and not between Affiliates. In addition, the Borrower has advised the Bank that, subject to the restrictions set forth in a separate Intercreditor and Subordination Agreement of even date with the Credit Agreement among the Borrower, the Bank and each Supplier, it may pay interest on, and/or repay the outstanding principal due with respect to, such notes in cash.

To the extent that such payments constitute an Event of Default, (under Section 8.1(B) of the Credit Agreement, by reference to Section 7.2(I) thereof), the Bank hereby waives such Event of Default and, notwithstanding Section 7.2(I) of the Credit Agreement, consents to the Borrower's continuing to make such payments in the future but only so long as any such payment is made pursuant to the terms and conditions of the Intercreditor and Subordination Agreement to which the Supplier receiving such payment is a party.

         The foregoing consents and waivers are limited to their express terms and shall not be construed to consent to any other action taken or proposed by the Borrower or the Delaware Subsidiary, or to waive any other Event of Default that may heretofore have occurred or hereafter may occur, and shall not be construed as a commitment or undertaking by the Bank to grant additional consents or waivers in the future.

         Kindly confirm the Borrower's receipt of this letter and its agreement to the terms of this letter by signing a copy hereof on the space provided.

                                               Very truly yours,

                                               BANK ONE, MICHIGAN



                                               By:/s/Randy R. Radik
                                                  ------------------------------
                                                  Randy R. Radik, Vice President


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Technical Consumer Products, Inc.
October 15, 2001
Page 5

                                  CONFIRMATION

         The Borrower hereby confirms its receipt of the foregoing letter and the Borrower's agreement to the terms thereof this 16th day of October, 2001.

TECHNICAL CONSUMER PRODUCTS, INC.



By:/s/Matthew G. Lyon
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   Matthew G. Lyon, Vice President, Secretary, Treasurer
   --------------------------------